                                                                   Exhibit 4.9.1


                                 AMENDMENT NO. 1
                                       TO
                                CONTROL AGREEMENT

      This AMENDMENT NO. 1 TO CONTROL AGREEMENT (the "Amendment") is made and entered into as of January 8, 2002 by Solectron Corporation (the "Pledgor") and State Street Bank and Trust Company of California, N.A., a national banking association, in its capacity as trustee (the "Trustee") and State Street Bank and Trust Company of California, N.A., a national banking association, in its capacity as securities intermediary and depository bank (the "Account Holder"). Capitalized terms used and not defined in this Amendment have the meanings set forth or referred to in the Control Agreement, dated as of December 27, 2001, by and among Pledgor, the Trustee and the Account Holder (the "Control Agreement").

      WHEREAS, the parties hereto are parties to the Control Agreement; and

      WHEREAS, the parties hereto desire to amend Schedule I of the Control Agreement in certain respects.

      NOW, THEREFORE, in consideration of the premises herein contained, and in order to induce the initial Holders of the Solectron Debentures to purchase the Solectron Debentures, the Pledgor hereby agrees with the Trustee, for the benefit of the Trustee and for the ratable benefit of the Holders of the Solectron Debentures, as follows:

      SECTION 1. Amendment. Schedule I of the Control Agreement is hereby amended and restated in its entirety to read as set forth in Schedule I hereto.

      SECTION 2. Date of Control Agreement. Notwithstanding this Amendment, references to the date of the Control Agreement contained in the Control Agreement, such as "on the date hereof" and similar phrases, shall continue to reference December 27, 2001.

      SECTION 3. Counterparts. This Amendment may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of an original executed counterpart of this Amendment.

      SECTION 4. Final Expression. This Amendment, together with the Control Agreement, the Solectron Indenture and any other agreement executed in connection herewith, is intended by the parties as a final expression of the Control Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

      SECTION 5.  Provisions Unaffected.   Except as otherwise expressly amended
      hereby, the provisions of the Control Agreement remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       Pledgor:

                                       SOLECTRON CORPORATION



                                       By: /s/ Kiran Patel
                                          ------------------------------------
                                          Name: Kiran Patel
                                          Title: Executive Vice President,
                                                 Chief Financial Officer



                                       Trustee:

                                       STATE STREET BANK AND TRUST COMPANY OF
                                       CALIFORNIA, N.A., as Trustee



                                       By: /s/ Steve Rivero
                                          ------------------------------------
                                          Name: Steve Rivero
                                          Title: Vice President


                                       Account Holder:

                                       STATE STREET BANK AND TRUST COMPANY OF
                                       CALIFORNIA, N.A., as Account Holder



                                       By: /s/ Steve Rivero
                                          ------------------------------------
                                          Name: Steve Rivero
                                          Title: Vice President

                                       Address:
                                       633 West 5th Street,
                                       12th Floor,
                                       Los Angeles, CA 90071,
                                       Attention:  Corporate Trust
                                       Administration (Solectron Corporation
                                       2001 Pledge Agreement).

                                   SCHEDULE I

                            Pledged Financial Assets



  Security or Cash Amount         Maturity Date                CUSIP No.
  -----------------------         -------------                ---------
       $150,638,888


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